Exhibit 99.1

Annual Meeting of Shareholders April 23, 2020

During the course of this presentation, we will be providing you with a discussion of some of the factors we currently anticipate may influence the future results of Republic Bancorp, Inc. (“Republic” or the “Company”), as well as certain financial projections. We want to emphasize that these forward-looking statements involve judgment, and that individual judgments may vary. Moreover, these statements are based on limited information available to us now, which is subject to change. Actual results may differ substantially from what we say today and no one should assume later that the comments we provide today are still valid. They speak only as of today. Specific risk factors that could change causing our projections not to be achieved are discussed in the “Risk Factors” section of our Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 13, 2020, and other reports filed with the SEC from time to time. 2 Safe Harbor

STEVE TRAGER Chairman and Chief Executive Officer 3

COVID-19 Response Summary • 03/09/20- The Coronavirus Response Team (CRT) was convened by the CEO with daily meetings thereafter • Priorities: • Health and well being of our associates and the communities we serve • Continuity of operations and ensuring client access • Providing clients support and relief 4

• Disbursed over 80% of workforce to work remotely • 03/23/20 – Limited lobby access to appointment only and shifted the bulk of client service to Interactive Teller Machines (ITMs) and Contact Center • Revised banking center and workplace cleaning protocol to ensure ongoing cleaning and supplies • Human Resources established a policy to grant additional paid time off to associates who contract COVID-19, or are unable to work due to care of others, childcare responsibilities, or being of high-risk status and unable to work remotely 5 Health and Well Being

• 03/02/20 - Activated Business Continuity and Planning Committee • 03/23/20- Redirected clients to ATM, ITM, night drop box, and Internet or Mobile Banking • Expanded ITM staffing by shifting branch personnel and diverting ITM and Contact Center staff to work from home • Ongoing communications to customers and associates by email, video, and website • We remain fully accessible to clients 6 Continuity of Operations

• Processed over 2,100 Small Business Administration’s Paycheck Protection Program loans for $420 million since program initiated 4/3/20 • Granted payment deferrals for over 1,000 commercial clients with another 200 in process • Over 350 consumer mortgage deferrals completed or in process • Suspended all loan and credit card late fees for 90 days; suspended daily overdraft fees and expanded capability to waive overdraft charges 7 Client Support and Relief

Financial Highlights Year ended December 31, 2019 and Quarter ended March 31, 2020 8

Year Ended Dec. 31, 2019 • Net Income = $91.7MM, up 18% • Diluted EPS(1) = $4.39 • ROA(2) = 1.64% • ROE(3) = 12.49% • Mortgage Banking income = $9.5MM, up 97% • $6.9MM in one-time after-tax benefits from branch divestiture Quarter Ended Mar. 31, 2020 • Net Income = $26.7MM, down 10% (COVID-19 impact) • Diluted EPS(1) = $1.28 • ROA(2) = 1.90% • ROE(3) = 13.71% • Mortgage Banking income = $4.8MM, up 212% • Core Bank(4) Credit Loss Expense = $5.9MM, up $5.5MM • Warehouse Lending segment net income = $2.5MM, up 66% • RPG(5) net income = $16.7MM 9 Financial Highlights 1) Diluted EPS – Diluted Earnings per Class A Common Share 2) ROA – Return on Average Assets; 3) ROE – Return on Average Equity 4) Core Bank – Includes the Company’s Traditional Banking, Warehouse Lending, and Mortgage Banking reportable segments 5) RPG – Republic Processing Group, includes the Company’s Tax Refund Solutions and Republic Credit Solutions reportable segments

(in thousands) 1Q2020 1Q2019 $ Change % Change EXCB (Non-GAAP) (1) $40,815 $36,976 $3,839 10% COVID-19 Provision Build (7,237) 0 (7,237) NM Pre-tax Net Income as Reported (GAAP) $33,578 $36,976 $(3,398) (9)% 10 1Q 2020 Highlights – Earnings Excluding COVID-19 Provision Build (EXCB), a Non-GAAP Measure (1) (1) EXCB is pre-tax net income excluding the COVID-19 Provision Build, which is the amount of Credit Loss Expense directly attributable to the expected economic impact of the COVID-19 pandemic. The EXCB provides further insight on the Company’s performance. NM – Not Meaningful Total Company Core Bank (in thousands) 1Q2020 1Q2019 $ Change % Change EXCB (Non-GAAP) (1) $18,411 $14,787 $3,624 25% COVID-19 Provision Build (6,572) 0 (6,572) NM Pre-tax Net Income as Reported (GAAP) $11,839 $14,787 $(2,948) (20)%

Balance Sheet 11

Dec. 31, 2019 • Cash = $385MM • Debt Securities = $534MM • Loans HFS(1) = $31MM • Loans HFI(2) = $4.4b • ACLL(3) = $43MM, 0.98%(4) • Goodwill = $16MM • Deposits = $3.8b • FHLB Advances = $750MM • Capital = $764MM Mar. 31, 2020 • Cash = $316MM • Debt Securities = $606MM • Loans HFS(1) = $55MM • Loans HFI(2) = $4.5b • ACLL(3) = $70MM, 1.56%(4) • Goodwill = $16MM • Deposits = $4.1b • FHLB Advances = $573MM • Capital = $784MM 12 Balance Sheet 1) HFS – Held for Sale 2) HFI – Held for Investment 3) ACLL - Allowance for Credit Losses on Loans 4) Percent reflects ACLL to total Loans HFI

Capital Ratio 12/31/2019 Republic Bancorp1 Peer2 Well Capitalized Minimum Requirement3 Tier 1 Leverage 13.93% 10.42% 5.00% CET 1 Risk Based 15.29% 13.27% 6.50% Tier 1 Risk Based 16.11% 13.29% 8.00% Total Risk Based 17.01% 14.21% 10.00% 13 Strong Capital Levels 1. The Company is still in the process of preparing its March 31, 2020 regulatory capital ratios but expect them to remain above well capitalized levels. 2. Peer data obtained from the December 31, 2019 Republic Bank & Trust Company Uniform Bank Performance Report (“UBPR”) Peer Group #3. 3. Based on prompt corrective action thresholds for FDIC supervised financial institutions - see 12 CFR Part 324, subpart H.

$0.09$0.10$0.12$0.15$0.17 $0.21 $0.25 $0.31 $0.36 $0.42 $0.47 $0.52 $0.56 $0.61 $0.65 $0.69 $0.74 $0.78 $0.83 $0.87 $0.97 $1.06 $1.14 $0.21 $1.10 $0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 Cash Dividend Paid Regular Dividend Special Dividend 14 Cash Dividend 21-Year History *Regular dividend for 2020 reflects annualized 1st quarter 2020 dividend declared.

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Thank You 16